As filed with the Securities and Exchange Commission on February 19, 2010
Registration No. 333-121092

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

McDonald’s Corporation
(Exact name of registrant as specified in its charter)

Delaware	36-2361282
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

One McDonald’s Plaza, Oak Brook, Illinois	60523-1900
(Address of Principal Executive Offices)	(Zip Code)

McDONALD’S CORPORATION PROFIT SHARING AND SAVINGS PLAN
(FORMERLY KNOWN AS THE McDONALD’S CORPORATION PROFIT SHARING PROGRAM)

McDONALD’S VENTURES 401(k) PLAN

McDONALD’S EXCESS BENEFIT AND DEFERRED BONUS PLAN
 (Full title of the plan)

Gloria Santona
Corporate Executive Vice President,
General Counsel and Secretary
McDonald’s Corporation
One McDonald’s Plaza
Oak Brook, Illinois 60523-1900
 (Name and address of agent for service)

(630) 623-3000
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

DEREGISTRATION OF SECURITIES

       This Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) relates to the Registration Statement on Form S-8 (Registration No. 333-121092) filed by McDonald’s Corporation (the “Registrant”) with the U.S. Securities and Exchange Commission on December 8, 2004 (the “Registration Statement”) to register (i) 7,000,000 shares of the Registrant’s Common Stock for issuance under the McDonald’s Corporation Profit Sharing and Savings Plan (the “Profit Sharing Plan”); (ii) 1,000,000 shares of the Registrant’s Common Stock for issuance under the McDonald’s Ventures 401(k) Plan (the “Ventures Plan”); (iii) an indeterminate amount of participants’ interests in the Profit Sharing Plan and the Ventures Plan; and (iv) $100,000,000 of the Registrant’s Deferred Compensation Obligations to pay deferred compensation under the McDonald’s Excess Benefit and Deferred Bonus Plan (the “Excess Benefit Plan”).

As of the date of this Post-Effective Amendment, all of the Common Stock registered for issuance under the Profit Sharing Plan has been issued, and the full amount of Deferred Compensation Obligations has been utilized by the Excess Benefit Plan.  Approximately 727,507 shares of Common Stock remain available for issuance under the Ventures Plan; however, the Ventures Plan was merged with and into the Profit Sharing Plan, and all assets of the Ventures Plan were transferred to the Profit Sharing Plan, as of December 17, 2007.

In accordance with the Registrant’s undertaking in Part II, Item 9(c) of the Registration Statement, the Registrant hereby amends the Registration Statement to remove from registration all securities registered but remaining unsold under the Registration Statement and to terminate the effectiveness of the Registration Statement.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

24	Power of Attorney

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Oak Brook, State of Illinois, on this 19th day of February, 2010.

McDONALD’S CORPORATION

By:	/s/ Gloria Santona
Gloria Santona
Corporate Executive Vice President,
General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature Title	Date

*	February 19, 2010
Susan E. Arnold
Director

*	February 19, 2010
Peter J. Bensen
Corporate Executive Vice President and Chief Financial Officer

*	February 19, 2010
Robert A. Eckert
Director

*	February 19, 2010
Enrique Hernandez, Jr.
Director

*	February 19, 2010
Jeanne P. Jackson
Director

*	February 19, 2010
Richard H. Lenny
Director

*	February 19, 2010
Walter E. Massey
Director

*	February 19, 2010
Andrew J. McKenna
Chairman of the Board and Director

*	February 19, 2010
Cary D. McMillan
Director

*	February 19, 2010
Kevin M. Ozan
Corporate Senior Vice President - Controller

*	February 19, 2010
Sheila A. Penrose
Director

*	February 19, 2010
John W. Rogers, Jr.
Director

*	February 19, 2010
James A. Skinner
Vice Chairman, Chief Executive Officer and Director

*	February 19, 2010
Roger W. Stone
Director

*	February 19, 2010
Miles D. White
Director

______________________
*
Gloria Santona, the undersigned attorney-in-fact, by signing her name hereto, does hereby sign and execute this Post-Effective Amendment No. 1 on behalf of the above indicated directors and officers of the Registrant pursuant to a power of attorney filed with the U.S. Securities and Exchange Commission.

    By:    /s/ Gloria Santona
       Gloria Santona
       Attorney-in-Fact

The Plan.  Pursuant to the requirements of the Securities Act of 1933, as amended, the trustees (or other persons who administer the McDonald’s Corporation Profit Sharing and Savings Plan) have duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Oak Brook, State of Illinois, on this 19th day of February, 2010.

McDONALD’S CORPORATION PROFIT SHARING AND SAVINGS PLAN

By:	ADMINISTRATIVE COMMITTEE

By:	/s/ Michael D. Richard
Michael D. Richard
Chairman of the Administrative Committee

The Plan.  Pursuant to the requirements of the Securities Act of 1933, as amended, the trustees (or other persons who administer the McDonald’s Ventures 401(k) Plan) have duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Oak Brook, State of Illinois, on this 19th day of February, 2010.

McDONALD’S VENTURES 401(k) PLAN

By:	ADMINISTRATIVE COMMITTEE OF
McDONALD’S CORPORATION PROFIT SHARING AND SAVINGS PLAN
(as successor plan through merger)

By:	/s/ Michael D. Richard
Michael D. Richard
Chairman of the Administrative Committee

EXHIBIT INDEX

Exhibit No.	Description

24	Power of Attorney